Jerusalem 11 Kiryat Hamada St. P.O.B. 18263. Code 91182 Tel: +972-77-7386666, Fax: +972-2-5812991 Tel-Aviv 16 Homa Umigdal St. P.O.B. 51966. Code 67771 Tel: +972-77-3331257/8, Fax: +972-77-3331259

Date : 07th May 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form S-1/A, of our 2011 Annual Report of Secure IT Corp as of December 31, 2011 and from the period of September 14, 2011 (date of inception) through December 31, 2011.

Sincerely,

/s/ Dov Weinstein & Co. C.P.A. (Isr)

Jerusalem, Israel

Mary 07, 2012

A member of

The International Accounting Group

www.dwcpa.co.il, W@dwcpa.co.il